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                                                                    EXHIBIT 99.1

New York
John Diaz                                John C. Cassidy
Managing Director                        VP - Senior Credit Officer
Corporate Finance Group                  Corporate Finance Group
Moody's Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653


MOODY'S DOWNGRADES J. RAY MCDERMOTT, S.A.'S LONG-TERM RATINGS (Sr. Secured to Caa1); RATING OUTLOOK REMAINS NEGATIVE

Approximately $200 million of Debt Securities Affected

New York, March 25, 2004 -- Moody's Investors Service downgraded the ratings of
J. Ray McDermott, S.A. ("JRM") to Caa1 from B3. The downgrade of JRM's ratings was primarily driven by a continuing lack of liquidity and very weak financial performance due to losses related to a large EPIC Spar project, a project in Argentina, and an FPSO project. McDermott Inc.'s ("MI") B3 senior unsecured rating and parent company McDermott International, Inc.'s ("MII")
(P)Caa1/(P)Caa3/(P)Ca senior unsecured/subordinated/preferred stock shelf ratings were not affected by the downgrade. The outlook for all the above ratings remains negative.

The downgrade reflects: (i) a continuation of cost overruns associated with several JRM projects, including one that was not previously identified as a potential problem contract, and (ii) ongoing deteriorating liquidity at JRM, exacerbated by its failure to complete a new multi-year letter of credit facility secured by a pool of accounts receivable.

Moody's is maintaining a negative outlook on JRM's ratings due to: (i) expected severe liquidity constraints over the next several quarters, (ii) Moody's belief that steps taken by management to improve liquidity and profitability are limited, uncertain, and will likely take at least several quarters to realize, and (iii) uncertainty related to the amount and timing of the ultimate negative cash impact of the Spar projects, Carina Aries project, and Belanak project.

MI's and parent company MII's ratings were not affected by the downgrade. MI has sufficient liquidity and has had a long history of stable, profitable operations. MI's B3 rating already reflects liquidity constraints and operational problems at its affiliate JRM. As of March 9, 2004, MII had unencumbered cash of $37 million and MI had $74 million available under its $135 million three-year credit facility. The rating outlook for both MI and MII is negative due to the continued uncertainty regarding the Babcock & Wilcox Company asbestos settlement.


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JRM's recent, and fairly long history, of entering into long-term fixed price contracts often leaves the company exposed to risks that lead to eroding profit margins and/or losses, and several projects at JRM have been plagued with cost overruns. In the fourth quarter of 2003, JRM recorded $64.7 million in pre-tax charges on the Front Runner EPIC Spar ($10.9 million), Carina Aries ($24.6 million), and Belanak FPSO ($29.2 million) projects. Moody's notes only the EPIC Spar projects and subsequently the Carina Aries project were identified by management as problem contracts. This follows $19.9 million in pre-tax charges for cost overruns primarily on its Font Runner Spar project in the third quarter of 2003, $65.2 million in pre-tax charges for cost overruns on the three Spar projects in the third quarter of 2002, $33.9 million in pre-tax charges for cost overruns related to the same three projects in the second quarter of 2002, as well as $313 million in non-cash charges for goodwill impairment in the third quarter of 2002. In addition, in the first and second quarters of 2003, JRM recorded pre-tax charges totaling $41.9 million related to the Carina Aries project in Argentina. Management has made several changes at JRM and has increased internal controls over project management and its bidding process, which are expected to have a positive impact on JRM's future profitability. However, given the company's poor track record and continuing operational problems Moody's believes the realization of improved profitability in the near-term remains uncertain, and Moody's continues to have concerns related to the profitability of the current backlog. We believe additional charges over the near term are possible.

Management has indicated that JRM will likely generate negative free cash flow in three of four quarters during 2004, mainly due to losses associated with the Front Runner Spar, Carina Aries, and Belanak projects. In order to fund the negative cash flows, JRM issued $200 million of senior secured notes due 2013 in December 2003, which are secured by certain marine construction vessels owned by some of JRM's subsidiaries. However, approximately $84 million of the proceeds of this issuance are currently being used to cash collateralize letters of credit, with $22 million funding an interest reserve for the secured notes, and $24 million funding other reserves, leaving JRM with only $58 million of unencumbered cash on hand as of March 9, 2004. JRM's cash level is substantially lower than Moody's had originally anticipated, representing a faster than expected cash burn rate. JRM is currently negotiating a new multi-year letter of credit facility secured by accounts receivable, available only to JRM, which is expected to provide sufficient letter of credit availability to accommodate JRM's activity levels over the near-term. JRM expects to complete this facility in the first half of 2004. Completion of the facility would bolster JRM's liquidity by releasing the cash currently pledged to collateralized existing letters of credit. However, the facility, which was originally expected to be completed by the end of 2003, has still not been finalized. To increase liquidity over the near-term, the company is considering several alternatives including the sale of selling non-strategic assets - which could provide cash to fund certain capital expenditures. In addition, the company is seeking to recover up to $25 million of the losses recorded in 2003 through change orders, negotiated settlements, or legal proceedings; however, Moody's believes that the timing of these recoveries, if any, remains uncertain. Other options the


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company is considering if the letter of credit facility is not completed, include a receivables sales transaction with its parent, MII, who has $37 million in unencumbered cash on hand as of March 9, 2004. Nonetheless, the company's ability to successful complete any or all of these actions in order to improve liquidity in the near-term remains uncertain.

Ratings downgraded are: J. Ray McDermott, S.A.'s senior secured notes to Caa1 from B3, JRM's senior implied rating to Caa1 from B3, and JRM's issuer rating to Caa1 from B3.

McDermott International, Inc., McDermott Incorporated, and J. Ray McDermott, S.A.'s corporate headquarters are located in New Orleans, Louisiana.

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